                                                                    EXHIBIT 10.2

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         This Amended and Restated Employment Agreement (the "Restated Agreement") is made and entered into in Chelmsford, Massachusetts by and between Brooks Automation, Inc., a Delaware corporation (the "Company") and Edward C. Grady (the "Executive"), as of June 1, 2004.

                                    RECITALS

         1. The Company and Executive entered into an Employment Agreement on January 31, 2003, effective February 3, 2003 (the "Original Employment Agreement").

         2. The Company desires to continue to employ Executive as President and Chief Operating Officer of the Company until October 1, 2004 upon the terms and conditions set forth herein.

         3. The Company and Executive desire to amend and restate the Original Employment Agreement effective as of June 1, 2004 (the "Effective Date") to reflect a change of title and duties as of the Transition Date (as defined herein) and to reflect certain additional benefits and obligations of the Company and Executive.

         4. In consideration of the employment to be provided hereby and the amounts to be paid as provided herein, Executive desires to continue to be employed by the Company and to agree with the Company as further provided herein.

         For and in consideration of the mutual promises, terms, provisions and conditions contained in this Restated Agreement, the parties hereby agree as follows:

1. Duties.

         1.1. Title. The Company shall employ Executive until the Transition Date (as defined below) as President and Chief Operating Officer of the Company. Effective as of October 1, 2004, (the "Transition Date") the Executive shall resign from his position as Chief Operating Officer and become the chief executive officer of the Company (the "Chief Executive Officer"). From and after the Transition Date, unless otherwise assigned by the Board of Directors of the Company (the "Board of Directors"), Executive will continue in his role as President while he serves as Chief Executive Officer. Executive shall report to the Company's then existing chief executive officer until the Transition Date. Effective as of the Transition Date, the Executive shall report to the Board of Directors. Executive shall have general management and control of the business, affairs and property of the Company and its direct and indirect subsidiaries and shall perform the duties of such office as are provided for in the bylaws of the Company subject to the general supervision and direction of the Board of Directors and then existing chief executive officer until the Transition Date, and thereafter to the Board of Directors.

         1.2. Board of Directors. Executive shall continue to serve as a member of the Board of Directors and shall be nominated for re-election each year of the Employment Term (as defined below) in accordance with the Company's by-laws.

2. Term. Subject to Section 7 and the termination provisions contained therein, the term of the Executive's employment under this Restated Agreement shall end on September 30, 2006 (the "Employment Term"). The Employment Term may be extended for an additional one year period by mutual agreement, provided that each party provides written notice requesting the extension to the other no later than April 30, 2006 and in accordance with Section 14 of the Restated Agreement. If both parties do not give such notice, the Employment Term shall end on September 30, 2006. Any Executive Vice-President, Senior Vice President and, including, but not limited to, the following officers, if such positions are staffed, shall report directly to the Executive: Chief Marketing Officer, Chief Technology Officer, Senior Vice President of Corporate Marketing, Senior Vice President of Hardware Automation Group, Senior Vice President of Sales and Customer Service, Chief Financial Officer, Senior Vice President of Software Systems Group, Senior Vice President of Global Operations, Vice President of Quality Assurance, Senior Vice President of Human Resources, Senior Vice President of New Business Development and any position necessary to fulfill the duties of the President or Chief Operating Officer. The General Counsel will report directly to the then existing Chief Executive Officer until the Transition Date. Effective as of the Transition Date, the General Counsel shall report to the Executive.

3. Other Activities. Subject to the terms and conditions of the Non-Competition and Proprietary Information Agreement attached hereto as Exhibit A, Executive may serve on corporate, civic, charitable boards or committees, fulfill speaking engagements, teach at educational institutions or manage personal investments; provided that such activities do not individually or in the aggregate interfere or conflict with the performance of his duties or obligations under this Restated Agreement.

4. Performance. During the Employment Term, Executive shall use his business judgment, skill and knowledge for the advancement of the Company's interests and to discharge his duties and responsibilities hereunder. Executive shall perform and discharge, faithfully, diligently and to the best of his ability, his duties and responsibilities hereunder. Subject to Section 3 hereof, Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company.

5. Consulting Agreement. Following the earlier of the date of the termination of Executive's employment with the Company without Cause, the date of Executive's resignation from the Company other than by reason of Long-Term Disability or death, or the date of the expiration of the Employment Term, the Company agrees that it shall retain the Executive as a consultant for a period of four (4) years (the "Consulting Term"), and upon the happening of any of the aforesaid events, the Company and Executive shall enter into the Consulting Agreement attached hereto as Exhibit C.

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

6. Compensation and Benefits.

         6.1. Base Salary. As consideration for Executive's services performed during the Employment Term, the Company agrees to pay Executive a base salary of $350,000 per year (the "Base Salary") payable, in accordance with the normal payroll practices of the Company for its executives, and subject to federal and state tax withholding. The Base Salary shall be reviewed annually by the compensation committee of the Board of Directors (the "Compensation Committee") and adjusted as determined by the Compensation Committee (the Base Salary as adjusted from time to time shall be referred to as the "Current Base Salary").

         6.2. Annual Management Bonus. Executive shall be eligible to receive cash bonuses each year from the Company determined by the Compensation Committee until the Transition Date pursuant to the Brooks Management Bonus Program approved in December 2003 and thereafter determined by the Compensation Committee in accordance with bonus programs to be developed by the Compensation Committee(the "Annual Management Bonus"). The Annual Management Bonus shall be reviewed at least annually by the Compensation Committee. Any such Annual Management Bonuses paid to Executive shall be in addition to the Current Base Salary.

         6.3. Option Grants/Restricted Stock. Subject to the approval of the Compensation Committee, the Company may grant Executive additional options to purchase shares of Company common stock as determined in the sole discretion of the Compensation Committee. On the Transition Date, the Company shall issue Executive 50,000 shares of restricted stock (the "Restricted Stock") that will vest as follows: 6.25% of the shares shall vest on the last day of each three
(3) month period following the share issuance, subject to the terms and conditions as set forth in the governing restricted stock agreement. The options granted (i) on February 3, 2003, under Section 5.4 of the Original Employment Agreement (defined therein and herein as the "Initial Grant") shall continue to vest in accordance with the following terms: 25% on the one year anniversary of the grant date and the remaining shares at a rate of 6.25% on the last day of each three month period following the first year anniversary date of the grant, and (ii) on October 16, 2003, shall continue to vest at a rate of 6.25% on the last day of each three month period following the first year anniversary date of grant, subject to the terms and conditions contained herein.

         6.4. Sign-on Bonus. Subject to Sections 7 and 8 hereof, the Executive shall receive a bonus payment of $300,000 on January 1, 2005 (defined in the Original Employment Agreement and herein as the "Second Deferred Sign-on Bonus"). Any such Second Deferred Sign-on Bonus paid to the Executive shall be in addition to the Annual Management Bonus, if any.

         6.5. Benefits. During the Employment Term, Executive shall be eligible for participation in and shall receive all benefits available under the Brooks Automation, Inc. 401(k) Plan, and the Company's welfare benefit plans, practices, policies and programs (including disability, salary continuance, group life, accidental death and travel accident insurance plans and programs) normally available to other senior executives.

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

         6.6. Business Expenses. Executive shall be entitled to receive prompt reimbursement during the Employment Term for all reasonable employment-related expenses incurred or paid by him in the performance of his services, subject to reasonable substantiation and documentation.

         6.7. Corporate Opportunities. Executive agrees that he will first present to the Chief Executive Officer, until the Transition Date, or the Board of Directors thereafter, for acceptance or rejection on behalf of the Company, any opportunity to create or invest in any company which is or will be involved in providing or furnishing equipment, systems, components, products, software or services to customers in industries that the Company serves (including, without limitation, the semiconductor and flat panel display industries) which comes to his attention and in which he, or any affiliate, might desire to participate. If the Board of Directors, or, if applicable, the Chief Executive Officer, rejects the same or fails to act thereon in a reasonable time, Executive shall be free to invest in, participate or present such opportunity to any other person or entity, subject to the other terms of this Restated Agreement.

7. Termination Events.

         7.1. Long-Term Disability. This Restated Agreement shall terminate and any and all rights and obligations of the Company and Executive hereunder shall cease and be completely void except as specifically set forth in this Restated Agreement, upon the death or Long-Term Disability (as defined below) of Executive.

                  7.1.1. Long-Term Disability. For purposes of this Restated Agreement, "LONG-TERM DISABILITY" shall mean any disability of Executive that prevents Executive from devoting to the business of the Company his best efforts, skill and attention, for a period of 180 consecutive days.

         7.2. Termination by the Company. At the election of the Company, this Restated Agreement shall terminate and any and all rights and obligations of the Company and Executive hereunder shall cease and be completely void except as specifically set forth in this Restated Agreement, upon the earliest to occur of the following: (i) the termination of Executive by the Company with Cause (as defined below) under this Restated Agreement and delivery of written notice in accordance with Sections 7, 8 and 14 or (ii) the termination of Executive by the Company without Cause upon delivery of written notice in accordance with Sections 7, 8 and 14.

                  7.2.1. Cause. For purposes of this Restated Agreement, "CAUSE" shall include, without limitation, the occurrence of any of the following events during the Employment Term of this Restated Agreement:

                  (i) Executive's conviction of, or the entry of a plea of guilty or nolo contendere to any misdemeanor involving moral turpitude or any felony;

                  (ii) fraud, embezzlement, or similar act of dishonesty, unauthorized disclosure, attempted disclosure, use or attempted use of confidential information; acts prejudicial to the interest or reputation of the Company; or falsification, concealment or distortion of management information;

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

                  (iii) material misrepresentation in connection with the Executive's application for employment with the Company;

                  (iv) conduct by the Executive constituting an act of moral turpitude, or acts of physical violence while on duty;

                  (v) the Executive's willful failure or refusal to perform the duties on behalf of the Company which are consistent with the scope and nature of the Executive's responsibilities, or otherwise to comply with a lawful directive or policy of the Company;

                  (vi) any act of gross negligence, gross corporate waste or disloyalty by the Executive to the Company or the commission of any intentional tort by the Executive against the Company; or

                  (vii) material breach of this Restated Agreement by the Executive.

         7.3. Termination by Executive. At the election of the Executive, this Restated Agreement shall terminate and any and all rights and obligations of the Company or Executive hereunder shall cease and be completely void except as specifically set forth in this Restated Agreement, upon the earliest to occur of the following: (i) the Executive's resignation for Good Reason (as defined below); provided that Executive shall have first provided the Company with written notice in accordance with Section 14 of the occurrence of such action he believes constitutes Good Reason and the Company shall have failed to remedy such action within thirty (30) days of its receipt of such notice; or (ii) the Executive's resignation without Good Reason upon delivery of written notice in accordance with Section 14.

                  7.3.1. Good Reason. "GOOD REASON" shall mean the Company has taken action that serves to materially, adversely change Executive's status by a reduction in title or a material reduction in his duties without Executive's consent.

         7.4. Termination following a Change of Control. This Restated Agreement shall terminate and any and all rights and obligations of the Company or Executive hereunder shall cease and be completely void except as specifically set forth in the Restated Agreement upon the Executive's resignation for Good Reason or termination by the Company without Cause within one year following a Change of Control (as defined below).

                  7.4.1. Change of Control. For purposes hereof a "CHANGE OF CONTROL" of the Company shall be deemed to have occurred if:

                  (i) any "person" or group of affiliated "persons" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing more than 49% of the total voting power represented by the Company's then outstanding voting securities (except in connection with a merger, which the Board approves and that the Executive consents to and approves or a merger in respect of which, pursuant to Section 251(f) of the

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

                  Delaware General Corporation law, as now in effect and as the same may be amended from time to time, no vote of the stockholders of Company is required);

                  (ii) the Board approves, and the stockholders of the Company approve, if necessary, a plan of complete liquidation of the Company, or the Company sells or otherwise disposes of substantially all of its assets to any "person" or group of affiliated "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

                  (iii) individuals who, as of the date hereof, constitute the Company Board (the "Incumbent Company Board") cease for any reason to constitute at least a majority of the Company Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Company's stockholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Company Board shall be, for purposes of this Restated Agreement, considered as though such person were a member of the Incumbent Company Board.

         7.5. Termination Date. The term "Termination Date" shall mean the earlier of (i) the expiration of the Employment Term or (ii) if the date Executive's services are terminated (A) by his death, then the date of his death, or (B) by his Long-Term Disability, then the 180th day of such disability, or (C) for any other reason, then the date on which such termination is to be effective pursuant to the notice of termination to be given by the party terminating the employment relationship.

8. Effect of Termination.

         8.1. Termination for Death or Disability. It is expressly acknowledged and agreed that if Executive's employment shall be terminated due to Executive's death or Long-Term Disability, all of the obligations under Sections 1 through 6 of the Company and Executive shall cease except that the Company shall pay, or provide the following benefits, to Executive without further recourse or liability to the Company:

                  (i) an amount equal to the unpaid portion of Executive's Current Base Salary earned through the Termination Date;

                  (ii) an amount equal to the prorata Annual Management Bonus for the completed portion of the current annual pay period where the total Annual Management Bonus is determined in accordance with Section 6.2;

                  (iii) an amount equal to any unpaid Second Deferred Sign-on Bonus due on or before the Termination Date; and

                  (iv) an amount equal to the value of Executive's vacation accrued as of the Termination Date.

         8.2. Termination by the Company.

                  8.2.1. Termination by the Company for Cause. It is expressly acknowledged and agreed that if Executive is terminated by the Company for Cause, all of the obligations under Sections 1 through 6 of the Company and Executive shall cease except that the Company shall pay immediately after the Termination Date the following amounts to the Executive without further recourse or liability to the Company:

                  (i) an amount equal to the sum of Executive's Current Base Salary earned through the Termination Date; and

                  (ii) an amount equal to the value of Executive's vacation accrued as of the Termination Date.

                  8.2.2. Termination By the Company Without Cause . It is expressly acknowledged and agreed that if Executive's employment shall be terminated by Company for any reason, except as set forth in Sections 7.1, 7.2(i) and 7.4, at any time prior to the expiration of the Employment Term, then all of the obligations under Sections 1 through 4 and 6 of the Company and Executive shall cease except that the Company shall pay, or provide the following benefits, to Executive without further recourse or liability to the
Company:

                  (i) an amount equal to the unpaid portion of Executive's Current Base Salary earned through the Termination Date;

                  (ii) the prorata portion of Executive's then current Current Base Salary for the remaining balance of the Employment Term;

                  (iii) an amount equal to the prorata Annual Management Bonus for the completed portion of the current annual pay period where the total Annual Management Bonus is determined in accordance with Section 6.2;

                  (iv) an amount equal to any unpaid Second Deferred Sign-on Bonus;

                  (v) an amount equal to the value of Executive's vacation accrued as of the Termination Date; and

                  (vi) notwithstanding anything herein or in the governing plan, stock or option agreement to the contrary, all stock options and Restricted Stock shall continue to vest in accordance with the vesting schedule therein, without regard to any continued employment or other relationship with the Company, and, if applicable, remain exercisable, for the remaining option term.

         8.3. Termination by Executive

                  8.3.1. Termination by Executive Without Good Reason. It is expressly acknowledged and agreed that if Executive resigns without Good Reason, then all of the obligations under Sections 1 through 4 and 6 of the Company and Executive shall cease except that the Company shall pay, or provide the following benefits, to Executive without further recourse or liability to the Company:

                  (i) an amount equal to the unpaid portion of Executive's Current Base Salary earned through the Termination Date; and

                  (ii) an amount equal to the value of Executive's accrued vacation pay.

                  8.3.2. Termination by Executive For Good Reason. It is expressly acknowledged and agreed that if Executive's employment shall be terminated because the Executive resigns for Good Reason at any time prior to the expiration of Employment Term, except as set forth in Section 7.4, then all of the obligations under Sections 1 through 4 and 6 of the Company and Executive shall cease except that the Company shall pay, or provide the following benefits, to Executive without further recourse or liability to the Company:

                  (i) an amount equal to the unpaid portion of Executive's Current Base Salary earned through the Termination Date;

                  (ii) the pro rata portion of Executive's then current Current Base Salary for the remaining balance of the Employment Term;

                  (iii) an amount equal to the prorata Annual Management Bonus for the completed portion of the current annual pay period where the total Annual Management Bonus is determined in accordance with Section 6.2;

                  (iv) an amount equal to any unpaid Second Deferred Sign-on Bonus;

                  (v) an amount equal to the value of Executive's vacation pay accrued as of the Termination Date; and

                  (vi) notwithstanding anything herein or in the governing plan, stock or option agreement to the contrary, all stock options and Restricted Stock shall continue to vest in accordance with the vesting schedule therein, without regard to any continued employment or other relationship with the Company, and, if applicable, remain exercisable, for the remaining option term.

         8.4. Termination following a Change of Control. It is expressly acknowledged and agreed that if Executive's employment shall be terminated because the Executive resigns for Good Reason or is terminated by the Company without Cause within one year following a Change of Control, all of the obligations under Sections 1 through 4 and 6 of the Company and Executive shall cease except that the Company shall pay, or provide the following benefits, to Executive without further recourse or liability to the Company:

                  (i) an amount equal to the unpaid portion of Executive's Current Base Salary earned through the Termination Date;

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

                  (ii) the pro rata portion of Executive's then current Current Base Salary for the remaining balance of the Employment Term;

                  (iii) an amount equal to the value of Executive's vacation accrued as of the Termination Date;

                  (iv) notwithstanding anything herein or in the governing plan, stock or option agreement to the contrary, all stock options and Restricted Stock shall continue to vest in accordance with the vesting schedule therein, without regard to any continued employment or other relationship with the Company, and, if applicable, remain exercisable, for the remaining option term; and

                  (v)      an amount equal to any unpaid Second Deferred Sign-on
                           Bonus.

         8.5. 280G. In the event that the Executive shall become entitled to payment and/or benefits provided by this Restated Agreement or any other amounts in the "nature of compensation" (whether pursuant to the terms of this Restated Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Code or any person affiliated with the Company or such person) as a result of such change in ownership or effective control (collectively the "Company Payments"), and such Company Payments would be subject to the tax imposed by Section 4999 of the Code (together with any similar tax that may hereafter be imposed by any taxing authority, the "Excise Tax") the Executive shall be solely responsible for the payment in full of any such Excise Tax; and the Company shall withhold any federal or state taxes as required by applicable law.

9. Noncompetition Agreement. The Executive shall execute the Amended and Restated Non-Competition and Proprietary Information Agreement attached as Exhibit A to this Restated Agreement.

10. Assignment. Neither the Company nor Executive may make any assignment of this Restated Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Company may assign its rights and obligations under this Restated Agreement without the consent of Executive if the Company shall hereafter effect a reorganization, consolidate with, or merge into any other entity or transfer all or substantially all of its properties or assets to any other person or entity. This Restated Agreement shall be binding upon and inure to the benefit of the Company, Executive and their respective successors, executors, administrators, heirs and permitted assigns.

11. Indemnification. The Executive shall execute the Amended and Restated Indemnification Agreement attached as Exhibit B to this Restated Agreement.

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

12. Waiver. The waiver by any party hereto of a breach of any provision of this Restated Agreement by any other party will not operate or be construed as a waiver of any other or subsequent breach by such other party.

13. Severability. The parties agree that each provision contained in this Restated Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Restated Agreement shall for any reason be held to be excessively broad as to scope, activity or subject, such provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law.

14. Notices. Any notice or other communication in connection with this Restated Agreement shall be deemed to be delivered if in writing, addressed as provided below and actually delivered at said address:

         If to Executive, to him at the following address:

                  Edward C. Grady
                  78 Forest Ridge Road
                  Unit 200
                  Concord, MA 01742

         If to the Company, to it at the following address:

                  Brooks Automation, Inc.
                  15 Elizabeth Drive
                  Chelmsford, MA  01824
                  Attn:  General Counsel

         or to such other person or address as to which either party may notify the other in accordance with this Section 14.

15. Medical Benefits. The Executive shall be eligible for participation in the Company's family medical, prescription and dental benefit plans normally made available to other senior executives until Executive attains age 64.

16. Relocation. The Company shall reimburse the Executive to the extent the bona fide sales price for Executive's condominium located at 78 Forest Ridge Road, Unit 200, Concord, MA 01742, (the "Condominium") is less than Executive's original purchase price for the Condominium provided the sale occurs during the Employment Term or within six months following the expiration of the Employment Term; and, provided, further, that the Executive shall provide the Company with written notice ten (10) business days prior to the sale and a right of first refusal to buy the Condominium.

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

17. Arbitration. In the event of a dispute between the parties as to the meaning or interpretation of this Restated Agreement, or the performance of either party hereunder, either party may submit the matter for arbitration in Boston, Massachusetts, to the American Arbitration Association, which is expressly permitted and required hereby, to include the reasonable costs of arbitration, including attorney fees, of the prevailing party, in its decision. If the nonprevailing party should then fail to comply with such decision, the reasonable costs of enforcement, including attorneys' fees, shall be paid to the prevailing party. Such costs shall specifically include any judicial proceeding to confirm such decision.

18. Applicable Law. This Restated Agreement shall be interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts.

19. Remedies. Executive acknowledges that a breach of any of the promises or agreements contained herein could result in irreparable and continuing damage to the Company for which there may be no adequate remedy at law, and the Company shall be entitled to seek injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

20. Integration. This Restated Agreement, the Executive Non-Competition and Proprietary Information Agreement attached as Exhibit A hereto, the Amended and Restated Indemnification Agreement attached as Exhibit B hereto, and the Employment Agreement, unless otherwise provided herein, form the entire agreement between the parties hereto with respect to the subject matter contained in this Restated Agreement and shall supersede all prior agreements, oral discussions, promises and representations regarding employment, compensation, severance or other payments contingent upon termination of employment, whether in writing or otherwise.

21. Documents and Materials. Upon termination of this Restated Agreement or at any other time upon the Company's request, Executive will promptly deliver to the Company, without retaining any copies, all documents and other materials whether in paper or electronic form or resident on any other media, furnished to him by the Company, prepared by him for the Company or otherwise relating to the Company's business, including, without limitation, all written and tangible material in his possession incorporating any proprietary information.

22. Absence of Conflicting Obligations. Executive represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with or prevents the full performance of his duties and responsibilities during the Employment Term. Executive further represents that his obligations under this Restated Agreement do not breach and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him.

23. Survival. Notwithstanding any provisions of this Restated Agreement to the contrary, the obligations of Executive and the Company pursuant to Sections 7 through 24 hereof shall each survive termination of this Restated Agreement.

24. Effect of Headings. Any title of a section heading contained herein is for convenience of reference only, and shall not affect the meaning of construction or any of the provisions hereof.

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

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands, as of the date first above written.

                                /S/ EDWARD C. GRADY
                                -------------------------------
                                Edward C. Grady

                                BROOKS AUTOMATION, INC.

                                By: /S/ THOMAS S. GRILK
                                    -------------------
                                    Thomas S. Grilk
                                    Senior Vice President, General Counsel and
                                    Secretary

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